SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 6, 2003 (Date of earliest event reported)	Commission file number: 1-14005

Frisby Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	62-1411534 (I.R.S. Employer Identification No.)

3195 Centre Park Boulevard
Winston-Salem, North Carolina 27107
(Address of principal executive offices)
(Zip code)

(336) 784-7754
(Registrant’s telephone number, including area code)

Item 5. Other Events

     As previously disclosed, on January 16, 2003, Frisby Technologies, Inc. (the “Company” or the “Debtor”) filed a voluntary petition under Chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Middle District of North Carolina.

     On February 6, 2003, the United States Bankruptcy Court for the Middle District of North Carolina entered an order approving the sale of the Company’s Steele Operating Division to Sandra Steele for $145,000 and an order transferring liens to proceeds from sale of the Company’s Steele Operating Division. The Orders set forth that the secured lenders of the Company consented to the sale of the property with liens to be transferred to the proceeds. The Orders further set forth that counsel for the Unsecured Creditors Committee and the Bankruptcy Administrator support the motion and that no party filed an objection. In addition, the Orders state that the Debtor has the right to use the proceeds from the sale of the Steele Division for operating expenses pursuant to the budget supplied to the Secured Lenders, including but not limited to a carve-out for the counsel for the Unsecured Creditors Committee.

     On February 14, 2003, the Securities and Exchange Commission granted a proposal by the Boston Stock Exchange to remove the Company’s common stock from listing and registration effective at the opening of business on Monday, February 17, 2003 due to the Company’s failure to maintain the requisite minimum shareholders’ equity of $500,000 and market value of public float of $500,000.

     The Company’s shares remain eligible for quotation on the Over-the-Counter Bulletin Board (OTCBB) under the symbol FRIZQ.OB.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Frisby Technologies, Inc.

	By:	/s/ Mark D. Gillis

Mark D. Gillis
Chief Restructuring Officer

Date: February 20, 2003